Exhibit 99.1

Delek US Holdings Reports Third Quarter 2026 Results

•Delek US reported a record third quarter net income of $1,133.8 million or $18.22 per share, adjusted net income of $843.0 million or $13.55 per share and adjusted EBITDA of $1,280.4 million
◦Excluding the impacts of the RVO adjustment and SREs granted in the current quarter, adjusted EPS was $10.53 per share and adjusted EBITDA was $1,038.1 million
•Delek Logistics ("DKL") reported adjusted EBITDA of $142.9 million. Increased annual adjusted EBITDA guidance to $530-560 million
•Increasing the Enterprise Optimization Plan ("EOP") annual run-rate cash flow improvements guidance to at least $250 million
•Purchased $50.0 million in DK common stock and expecting to repurchase up to $100 million in 4Q'26
•Expects to repay the outstanding $850 million Term Loan during the fourth quarter
•Paid $15.6 million of dividends and increased regular quarterly dividend by approximately 18% to $0.30 per share

BRENTWOOD, Tenn.-- November 6, 2026 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its third quarter ended September 30, 2026.
“Our third quarter results are a testament to the strong progress we have made as a company in making Delek a strong free cash flow generator through the cycle. This has been enabled by our Enterprise Optimization Plan and we are once again increasing our EOP Improvement guidance from $220 million to at least $250 million” said Avigal Soreq, President and Chief Executive Officer of Delek US. “Our strong results are driven by smooth operations, access to advantaged barrels, and industry leading distillate and jet yield. With our full system online, we remain well positioned to capture the benefits of the constructive margin environment we continue to see for the remainder of the year. We have also taken great strides in improving our balance sheet and look forward to paying down our term loan in the fourth quarter. We are also maintaining our balanced approach to capital allocation and plan to buy back up to $100 million of stock in Q4".
“Delek Logistics Partners remains a key source of value creation, supported by its integrated three-stream service model, growing third-party cash flows, and continued asset optimization. As the economic separation between DK and DKL increases, we believe both companies are better positioned to unlock their respective standalone value. We have also increased our full year 2026 guidance today and for 2027 remain well positioned to add additional $60 million of our $75 million EBITDA growth guidance”.
“Looking ahead, we are encouraged by the setup for the remainder of 2026 and beyond. We remain focused on safe and reliable operations, capturing the higher margin environment, maintaining capital discipline, and advancing incremental value creation initiatives that support our Sum of the Parts objectives” Soreq concluded.

Delek US Results

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share data)	2026	2025	2026	2025
Net income (loss) attributable to Delek	$1,133.8	$178.0	$1,102.0	$(101.1)
Total diluted income (loss) per share	$18.22	$2.93	$17.65	$(1.66)
Adjusted net income (loss)	$843.0	$434.2	$1,191.6	$256.7
Adjusted net income (loss) per share	$13.55	$7.13	$19.08	$4.21
Adjusted EBITDA	$1,280.4	$766.7	$2,130.8	$978.2

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Refining Segment
The refining segment Adjusted EBITDA was $1,242.1 million in the third quarter 2026 compared with $697.4 million in the same quarter last year, which reflects an increase in refining margin driven by increased crack spreads. During the third quarter 2026, Delek US's benchmark crack spreads were up an average of 191.2% from prior-year levels. Adjusted EBITDA was also impacted by inventory adjustments of $86.3 million and $67.5 million for third quarter 2026 and 2025, respectively.
Logistics Segment
The logistics segment Adjusted EBITDA in the third quarter 2026 was $142.9 million compared with $138.1 million in the prior-year quarter. The increase over last year's third quarter reflects higher margins in the wholesale business and increased interest income related to sales-type leases.
Shareholder Distributions
On October 29, 2026, the Board of Directors approved the regular quarterly dividend of $0.300 per share that will be paid on November 18, 2026 to shareholders of record on November 10, 2026.
Liquidity
As of September 30, 2026, Delek US had a cash balance of $1,335.1 million and total consolidated long-term debt of $3,389.8 million, net of unamortized discount and premium and deferred financing costs, resulting in net debt of $2,054.7 million. As of September 30, 2026, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $49.0 million of cash and $2,125.6 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $1,286.1 million in cash and $1,264.2 million of long-term debt, net of unamortized discount and premium and deferred financing costs, or a $21.9 million net cash position.
Third Quarter 2026 Results | Conference Call Information
Delek US will hold a conference call to discuss its third quarter 2026 results on Friday, November 6, 2026 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) third quarter 2026 earnings conference call that will be held on Friday, November 6, 2026 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.
About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day.
The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 58.0% (including the general partner interest) of Delek Logistics Partners, LP at September 30, 2026.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding anticipated performance and financial position; cost reductions; throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance of our midstream growth initiatives, and the flexibility, benefits and expected returns therefrom; and projected benefits of Delek Logistics' acquisition of the Delaware Gathering, Permian Gathering, H2O Midstream and Gravity Water Midstream businesses.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: political or regulatory developments, including tariffs, taxes and changes in governmental policies relating to crude oil, natural gas, refined products

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or renewables; uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding actions by OPEC and non-OPEC oil producing countries impacting crude oil production and pricing; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering, Permian Gathering, H2O Midstream or Gravity businesses following their acquisition; Delek US' ability to realize cost reductions; risks related to exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the possible benefits of the H2O Midstream and Gravity transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging and/or legislation changing renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Midland Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek adjusted to add back interest expense, income tax expense, depreciation, amortization and proportional interest, taxes, depreciation and amortization of equity method investments;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss and intercompany lease impacts;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,335.1	$625.8
Accounts receivable, net	1,006.4	648.7
Inventories, net of inventory valuation reserves	1,084.6	726.0
Other current assets	100.9	67.5
Total current assets	3,527.0	2,068.0
Property, plant and equipment:
Property, plant and equipment	6,007.3	5,586.9
Less: accumulated depreciation	(2,576.5)	(2,314.4)
Property, plant and equipment, net	3,430.8	3,272.5
Operating lease right-of-use assets	63.0	71.4
Goodwill	475.3	475.3
Other intangibles, net	396.2	405.7
Equity method investments	444.4	427.7
Other non-current assets	145.6	127.1
Total assets	$8,482.3	$6,847.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,741.3	$1,633.8
Current portion of long-term debt	8.5	9.5
Current portion of operating lease liabilities	27.6	27.2
Accrued expenses and other current liabilities	884.4	858.9
Total current liabilities	2,661.8	2,529.4
Non-current liabilities:
Long-term debt, net of current portion	3,381.3	3,223.6
Obligation under Inventory Intermediation Agreement	129.5	119.5
Environmental liabilities, net of current portion	30.3	31.1
Asset retirement obligations	37.6	34.0
Deferred tax liabilities	359.7	217.9
Operating lease liabilities, net of current portion	33.6	46.1
Other non-current liabilities	182.5	98.8
Total non-current liabilities	4,154.5	3,771.0
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 78,167,026 shares and 77,357,447 shares issued at September 30, 2026, and December 31, 2025, respectively	0.8	0.8
Additional paid-in capital	1,305.5	1,290.9
Accumulated other comprehensive loss	(0.1)	—
Treasury stock, 17,575,527 shares, at cost, at September 30, 2026, and December 31, 2025, respectively	(694.1)	(694.1)
Retained earnings (deficit)	691.5	(311.1)
Non-controlling interests in subsidiaries	362.4	260.8
Total stockholders’ equity	1,666.0	547.3
Total liabilities and stockholders’ equity	$8,482.3	$6,847.7

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
($ in millions, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues	$4,392.1	$2,887.0	$11,132.2	$8,293.5
Cost of sales:
Cost of materials and other	2,479.5	2,165.7	8,335.9	6,980.2
Operating expenses (excluding depreciation and amortization presented below)	226.4	227.8	666.4	648.7
Depreciation and amortization	106.7	95.8	315.5	278.4
Total cost of sales	2,812.6	2,489.3	9,317.8	7,907.3
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	2.2	3.5	6.7	7.0
General and administrative expenses	53.4	76.8	154.1	214.9
Depreciation and amortization	4.7	5.5	14.9	18.3
Asset impairment	—	16.3	—	16.3
Other operating expense (income), net	0.3	(0.1)	(3.3)	(6.7)
Total operating costs and expenses	2,873.2	2,591.3	9,490.2	8,157.1
Operating income (loss)	1,518.9	295.7	1,642.0	136.4
Interest expense, net	73.4	93.1	258.0	263.1
Income from equity method investments	(24.9)	(31.2)	(59.2)	(66.7)
Other expense (income), net	2.3	(1.2)	2.1	3.4
Total non-operating expenses, net	50.8	60.7	200.9	199.8
Income (loss) from continuing operations before income tax expense (benefit)	1,468.1	235.0	1,441.1	(63.4)
Income tax expense (benefit)	315.7	39.9	299.3	(11.0)
Income (loss) from continuing operations, net of tax	1,152.4	195.1	1,141.8	(52.4)
Discontinued operations:
Income (loss) from discontinued operations	—	(0.4)	(0.3)	(1.8)
Income tax expense (benefit)	—	(0.1)	(0.1)	(0.4)
Income (loss) from discontinued operations, net of tax	—	(0.3)	(0.2)	(1.4)
Net income (loss)	1,152.4	194.8	1,141.6	(53.8)
Net income attributed to non-controlling interests	18.6	16.8	39.6	47.3
Net income (loss) attributable to Delek	$1,133.8	$178.0	$1,102.0	$(101.1)
Basic income (loss) per share:
Income (loss) from continuing operations	$18.55	$2.96	$18.10	$(1.64)
Income (loss) from discontinued operations	—	—	$—	$(0.02)
Total basic income (loss) per share	$18.55	$2.96	$18.10	$(1.66)

Diluted income (loss) per share:
Income (loss) from continuing operations	$18.22	$2.93	$17.65	$(1.64)
Income (loss) from discontinued operations	—	—	$—	$(0.02)
Total diluted income (loss) per share	$18.22	$2.93	$17.65	$(1.66)
Weighted average common shares outstanding:
Basic	61,112,187	60,190,054	60,897,333	60,930,537
Diluted	62,223,976	60,944,900	62,463,844	60,930,537

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Delek US Holdings, Inc.
Condensed Consolidated Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Cash provided by (used in) operating activities - continuing operations	$567.4	$44.3	$1,291.6	$34.4
Cash provided by (used in) operating activities - discontinued operations	—	(0.3)	(0.2)	(1.4)
Net cash provided by (used in) operating activities	567.4	44.0	1,291.4	33.0
Cash flows from investing activities:
Net cash provided by (used in) investing activities	(116.5)	(103.4)	(483.0)	(581.0)
Cash flows from financing activities:
Net cash provided by (used in) financing activities	255.6	74.8	(99.1)	443.3
Net increase (decrease) in cash and cash equivalents	706.5	15.4	709.3	(104.7)
Cash and cash equivalents at the beginning of the period	628.6	615.5	625.8	735.6
Cash and cash equivalents at the end of the period	1,335.1	630.9	1,335.1	630.9

Working Capital Impacts Included in Cash Flows from Operating Activities from Continuing Operations
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Favorable (unfavorable) cash flow working capital changes (1)	$(808.8)	$(386.4)	$(345.8)	$(309.5)

(1) Includes obligations under the inventory intermediation agreement.

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Significant Transactions During the Quarter Impacting Results:
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the third quarter 2026, we recorded restructuring costs totaling $5.5 million ($4.3 million after-tax) associated with our business transformation. Restructuring costs of $3.2 million are recorded in general and administrative expenses and $2.3 million are included in operating expenses in our condensed consolidated statements of income.
General and Administrative Expenses
Excluding transaction costs and restructuring costs, general and administrative expenses were $48.8 million for the three months ended September 30, 2026.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.
Intercompany Leases
As a result of amendments to intercompany lease agreements in August 2024, we had to reassess lease classification for the agreements that contain leases under Accounting Standards Codification 842. As a result of these lease assessments, certain of these agreements met the criteria to be accounted for as sales-type leases for Delek Logistics and finance leases for the Refining segment. Therefore, portions of the minimum volume commitments under these agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues in the Logistics segment. Similarly, these minimum volume commitments were previously recorded as costs of sales for the Refining segment, as the underlying lease was reclassified from an operating lease to a finance lease, and these payments are now recorded as interest expense and reductions in the lease liability. These accounting changes have no impact to the Delek US consolidated results as these amounts eliminate in consolidation.
Delek 2031 Convertible Notes
On September 29, 2026 Delek issued $460 million 0.00% Convertible Senior Notes due 2031 (the "Delek 2031 Convertible Notes"). In connection with the offering, the Company entered into privately negotiated capped call transactions with certain counterparties, which are expected to generally reduce potential dilution of the Company's common stock upon conversion, if any. Additional proceeds will be used to pay down the Delek Term Loan Credit Facility.
Delek Logistics Equity Offering
On August 14, 2026 Delek Logistics completed an underwritten offering of 4,600,000 common units representing limited interests in Delek Logistics at a price of $50 per unit. Net proceeds of the offering were used to repay outstanding borrowings under the Delek Logistics Revolving Facility.
Small Refinery Exemptions
On August 3, 2026, the U.S. Environmental Protection Agency (“EPA”) granted a full exemption with respect to the Krotz Springs refinery’s 2024 Renewable Fuel Standard obligations. The EPA’s action follows the D.C. Court of Appeals’ April 7, 2026 decision vacating the EPA’s prior denial of the 2024 exemption application. On August 31, 2026 the EPA granted a full exemption with respect to all Delek refineries for the 2025 compliance year. The cost of RINs for 2024 and 2025 were previously recorded in Cost of materials and other based on the Consolidated Net RINs Obligation recorded for each year. The SREs resulted in a reduction of our Consolidated Net RINs Obligation and therefore a reduction within Cost of materials and other of $334.7 million in the third quarter of 2026.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2026	2025	2026	2025

Reported net income (loss) attributable to Delek US	$1,133.8	$178.0	$1,102.0	$(101.1)
Adjusting items
Inventory and other LCM valuation (benefit) loss	(3.9)	39.1	(8.1)	39.2
Other inventory impact (2)	86.3	67.5	(88.6)	135.6
Loss on extinguishment of debt and other non-cash interest (4)	3.7	—	34.7	—
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	2.0	(5.8)	2.8	(1.1)
Transaction related expenses	1.4	0.9	3.6	8.3
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	(377.8)	18.3	13.5	25.7
Restructuring costs (2)	5.5	34.1	19.1	68.0
Reversal of prior period renewable volume obligation short due to small refinery exemptions granted in current period (3)	(234.2)	—	(234.2)	—
Renewable volume obligation short related to small refinery exemptions(3)	141.8	160.2	372.7	160.2
Impairment of investments held at cost and other assets	—	16.3	—	24.9
DPG inventory adjustment	(0.2)	—	0.1	0.9
Total Adjusting items, pre-tax	(375.4)	330.6	115.6	461.7
Tax Effect (1)	84.6	(74.4)	(26.0)	(103.9)
Total Adjusting items, net of tax	(290.8)	256.2	89.6	357.8
Adjusted net income (loss)	$843.0	$434.2	$1,191.6	$256.7
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation. Adjustments for prior period compliance years are reversed in the period the SREs are granted.
(4) Starting with the quarter ended June 30, 2026, we have updated our non-GAAP financial measures to adjust for certain non-cash interest expenses, including interest related to the loss on early extinguishment of debt and amortization of deferred debt financing costs, discounts and premiums. The impact to historical non-GAAP financial measures is immaterial.

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Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share and Adjusted Net Income (Loss) per share (Excluding SRE's)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ per share (unaudited)	2026	2025	2026	2025

Reported diluted net income (loss) per share	$18.22	$2.93	$17.65	$(1.66)
Adjusting items, after tax (per share) (1) (2)
Net inventory and other LCM valuation (benefit) loss	(0.05)	0.50	(0.10)	0.50
Other inventory impact (3)	1.07	0.86	(1.10)	1.72
Loss on extinguishment of debt and other non-cash interest (5)	0.05	—	0.43	—
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.03	(0.07)	0.04	(0.01)
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	(4.71)	0.22	0.17	0.32
Transaction related expenses	0.02	0.01	0.04	0.11
Restructuring costs (3)	0.07	0.43	0.24	0.86
Reversal of prior period renewable volume obligation short due to small refinery exemptions granted in current period (4)	(2.92)	—	(2.91)	—
Renewable volume obligation short related to small refinery exemptions (4)	1.77	2.04	4.62	2.04
Impairment of investments held at cost and other assets	—	0.21	—	0.32
DPG inventory adjustment, net	—	—	—	0.01
Total Adjusting items (1)	(4.67)	4.20	1.43	5.87
Adjusted net income (loss) per share	$13.55	$7.13	$19.08	$4.21
Less Impact of:
Reversal of prior period renewable volume obligation short due to small refinery exemptions granted in current period (4)	$2.92	$—	$2.91	$—
Renewable volume obligation short related to small refinery exemptions (4)	$(1.77)	$(2.04)	$(4.62)	$(2.04)
SREs granted during the period	$(4.17)	$(3.57)	$(4.15)	$(3.57)
Adjusted net income (loss) per share (excluding SRE's)	$10.53	$1.52	$13.22	$(1.40)
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation. Adjustments for prior period compliance years are reversed in the period the SREs are granted.
(5) Starting with the quarter ended June 30, 2026, we have updated our non-GAAP financial measures to adjust for certain non-cash interest expenses, including interest related to the loss on early extinguishment of debt and amortization of deferred debt financing costs, discounts and premiums. The impact to historical non-GAAP financial measures is immaterial.

10 |

Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA and Adjusted EBITDA (Excluding SRE's)
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2026	2025	2026	2025
Reported net income (loss) attributable to Delek US	$1,133.8	$178.0	$1,102.0	$(101.1)
Add:
Interest expense, net	73.4	93.1	258.0	263.1
Income tax expense (benefit)	315.7	39.8	299.2	(11.4)
Depreciation and amortization	111.4	101.3	330.4	296.7
Proportional interest, taxes, depreciation and amortization from equity-method investments	6.6	7.1	20.7	21.9
EBITDA attributable to Delek US	1,640.9	419.3	2,010.3	469.2
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(3.9)	39.1	(8.1)	39.2
Other inventory impact (1)	86.3	67.5	(88.6)	135.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	2.0	(5.8)	2.8	(1.1)
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	(377.8)	18.3	13.5	25.7
Transaction related expenses	1.4	0.9	3.6	8.3
Restructuring costs (1)	5.5	34.1	19.1	68.0
Reversal of prior period renewable volume obligation short due to small refinery exemptions granted in current period (2)	(234.2)	—	(234.2)	—
Renewable volume obligation short related to small refinery exemptions (2)	141.8	160.2	372.7	160.2
Impairment of investments held at cost and other assets	—	16.3	—	24.9
DPG inventory adjustment	(0.2)	—	0.1	0.9
Net income attributable to non-controlling interest	18.6	16.8	39.6	47.3
Total Adjusting items	(360.5)	347.4	120.5	509.0
Adjusted EBITDA	$1,280.4	$766.7	$2,130.8	$978.2
Less Impact of:
Reversal of prior period renewable volume obligation short due to small refinery exemptions granted in current period (2)	234.2	—	234.2	—
Renewable volume obligation short related to small refinery exemptions (2)	(141.8)	(160.2)	(372.7)	(160.2)
SREs granted during the period	(334.7)	(280.8)	(334.7)	(280.8)
Adjusted EBITDA (Excluding SRE's)	$1,038.1	$325.7	$1,657.6	$537.2

1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation. Adjustments for prior period compliance years are reversed in the period the SREs are granted.

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Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Three Months Ended September 30, 2026
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$1,327.2	$118.6	$1,445.8	$195.1	$1,640.9
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(3.9)	—	(3.9)	—	(3.9)
Other inventory impact (1)	86.3	—	86.3	—	86.3
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	2.1	(0.1)	2.0	—	2.0
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	(55.1)	—	(55.1)	(322.7)	(377.8)
Transaction related expenses	—	0.1	0.1	1.3	1.4
Restructuring costs (1)	—	—	—	5.5	5.5
Reversal of prior period renewable volume obligation short due to small refinery exemptions granted in current period (2)	(234.2)	—	(234.2)	—	(234.2)
Renewable volume obligation short related to small refinery exemptions (2)	141.8	—	141.8	—	141.8
DPG inventory adjustment	—	(0.2)	(0.2)	—	(0.2)
Intercompany lease impacts (1)	(22.1)	24.5	2.4	(2.4)	—
Net income attributable to non-controlling interest	—	—	—	18.6	18.6
Total Adjusting items	(85.1)	24.3	(60.8)	(299.7)	(360.5)
Adjusted Segment EBITDA	$1,242.1	$142.9	$1,385.0	$(104.6)	$1,280.4

	Three Months Ended September 30, 2025
$ in millions (unaudited)	Refining (3)	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$464.6	$108.6	$573.2	$(153.9)	$419.3
Adjusting items
Net inventory and other LCM valuation (benefit) loss	39.1	—	39.1	—	39.1
Other inventory impact (1)	67.5	—	67.5	—	67.5
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(5.8)	—	(5.8)	—	(5.8)
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	—	—	—	18.3	18.3
Transaction related expenses	—	0.6	0.6	0.3	0.9
Restructuring costs	0.7	—	0.7	33.4	34.1
Renewable volume obligation short related to small refinery exemptions (2)	160.2	—	160.2	—	160.2
Impairment of investments held at cost and other assets	—	2.8	2.8	13.5	16.3
Intercompany lease impacts (1)	(28.9)	26.1	(2.8)	2.8	—
Net income attributable to non-controlling interest	—	—	—	16.8	16.8
Total Adjusting items	232.8	29.5	262.3	85.1	347.4
Adjusted Segment EBITDA	$697.4	$138.1	$835.5	$(68.8)	$766.7

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Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Nine Months Ended September 30, 2026
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$1,962.4	$333.5	$2,295.9	$(285.6)	$2,010.3
Adjusting items
Net inventory and other LCM valuation (benefit) loss	(8.1)	—	(8.1)	—	(8.1)
Other inventory impact (1)	(88.6)	—	(88.6)	—	(88.6)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	3.0	(0.2)	2.8	—	2.8
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	26.5	—	26.5	(13.0)	13.5
Restructuring costs (1)	—	—	—	19.1	19.1
Transaction related expenses	—	1.4	1.4	2.2	3.6
Reversal of prior period renewable volume obligation short due to small refinery exemptions granted in current period (2)	(234.2)	—	(234.2)	—	(234.2)
Renewable volume obligation short related to small refinery exemptions (2)	372.7	—	372.7	—	372.7
DPG inventory adjustment	—	0.1	0.1	—	0.1
Intercompany lease impacts (1)	(70.1)	84.0	13.9	(13.9)	—
Net income attributable to non-controlling interest	—	—	—	39.6	39.6
Total Adjusting items	1.2	85.3	86.5	34.0	120.5
Adjusted Segment EBITDA	$1,963.6	$418.8	$2,382.4	$(251.6)	$2,130.8

	Nine Months Ended September 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$545.1	$297.4	$842.5	$(373.3)	$469.2
Adjusting items
Net inventory and other LCM valuation (benefit) loss	39.2	—	39.2	—	39.2
Other inventory impact (1)	135.6	—	135.6	—	135.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(1.1)	—	(1.1)	—	(1.1)
Unrealized changes in fair value of the net RINs obligation due to price of underlying RINs and related hedging on forward RIN contracts	(5.5)	—	(5.5)	31.2	25.7
Restructuring costs	1.0	—	1.0	67.0	68.0
Transaction related expenses	—	6.4	6.4	1.9	8.3
Renewable volume obligation short related to small refinery exemptions (2)	160.2	—	160.2	—	160.2
Impairment of investments held at cost and other assets	—	2.8	2.8	22.1	24.9
DPG inventory adjustment	—	0.9	0.9	—	0.9
Intercompany lease impacts (1)	(89.3)	80.5	(8.8)	8.8	—
Net income attributable to non-controlling interest	—	—	—	47.3	47.3
Total Adjusting items	240.1	90.6	330.7	178.3	509.0
Adjusted Segment EBITDA	$785.2	$388.0	$1,173.2	$(195.0)	$978.2
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2025, we have updated our non-GAAP financial measures to include the benefit related to small refinery exemptions expected to be received specific to the current year obligation based on current laws and regulations. Consistent with our historical accounting practice, we have recorded the full amount of our Consolidated Net RINs Obligation assuming no future exemptions are granted. However, based on our history of being granted the exemptions and expected future activity, we have adjusted the non-GAAP measure to include the benefit of receiving exemptions equal to approximately 50% of our recorded current-period obligation. Adjustments for prior period compliance years are reversed in the period the SREs are granted.

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Refining Segment Selected Financial Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	92	92	273	273
Total sales volume - refined product (average barrels per day ("bpd")) (1)	319,552	317,587	302,738	309,329
Total production (average bpd)	313,451	309,739	294,715	302,291

Crude oil	302,664	303,811	281,412	293,724
Other feedstocks	13,627	10,350	16,086	12,931
Total throughput (average bpd)	316,291	314,161	297,498	306,655

Total refining production margin per bbl total throughput, excluding SREs	$38.56	$9.59	$24.32	$7.86
Total refining operating expenses per bbl total throughput, excluding SREs	$5.36	$5.43	$5.58	$5.52

Total refining production margin ($ in millions), excluding SREs	$1,122.0	$277.3	$1,975.4	$658.0
Supply, marketing and other ($ millions) (2)	371.5	411.3	309.7	413.3
Total adjusted refining margin ($ in millions), excluding SREs	$1,493.5	$688.6	$2,285.1	$1,071.3

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	73.4%	77.2%	75.6%	73.9%
Gulf Coast Sweet crude	9.4%	5.0%	7.7%	6.7%
Local Arkansas crude oil	3.1%	3.1%	3.3%	3.4%
Other	14.1%	14.7%	13.4%	16.0%

Crude utilization (% based on nameplate capacity) (4)	100.2%	100.6%	93.2%	97.3%

Tyler, TX Refinery
Days in period	92	92	273	273
Products manufactured (average bpd):
Gasoline	37,261	37,973	37,591	36,199
Diesel/Jet	32,351	33,469	32,329	32,429
Petrochemicals, LPG, NGLs	1,964	2,121	1,958	2,010
Other	1,606	844	1,292	968
Total production	73,182	74,407	73,170	71,606
Throughput (average bpd):
Crude oil	72,653	74,948	72,088	72,243
Other feedstocks	2,164	1,144	2,709	1,032
Total throughput	74,817	76,092	74,797	73,275

Tyler refining production margin ($ in millions), excluding SREs	$292.5	$79.2	$562.5	$195.3
Per barrel of throughput:
Tyler refining production margin, excluding SREs	$42.49	$11.32	$27.55	$9.76
Operating expenses	$5.00	$4.93	$5.15	$5.05
Crude Slate: (% based on amount received in period)
WTI crude oil	79.1%	75.7%	78.8%	74.5%
East Texas crude oil	19.0%	23.8%	19.9%	23.9%
Other	1.9%	0.5%	1.3%	1.6%

Capture rate (3)	66.9%	50.1%	60.5%	48.9%
El Dorado, AR Refinery
Days in period	92	92	273	273
Products manufactured (average bpd):
Gasoline	41,714	40,320	40,382	38,655
Diesel/Jet	30,343	31,717	29,850	30,229
Petrochemicals, LPG, NGLs	1,179	1,210	1,244	1,058
Asphalt	5,801	7,243	5,834	7,320
Other	590	678	946	1,168
Total production	79,627	81,168	78,256	78,430
Throughput (average bpd):
Crude oil	79,027	80,659	77,315	77,089
Other feedstocks	1,663	2,205	2,059	2,952
Total throughput	80,690	82,864	79,374	80,041

14 |

Refining Segment Selected Financial Information (continued)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
El Dorado refining production margin ($ in millions), excluding SREs	$249.4	$56.6	$437.4	$121.4
Per barrel of throughput:
El Dorado refining production margin, excluding SREs	$33.60	$7.43	$20.19	$5.55
Operating expenses	$5.06	$4.50	$5.13	$4.66
Crude Slate: (% based on amount received in period)
WTI crude oil	87.0%	86.9%	86.5%	79.9%
Local Arkansas crude oil	11.7%	11.9%	12.3%	13.0%
Other	1.3%	1.2%	1.2%	7.1%

Capture rate (3)	52.9%	32.9%	44.4%	27.8%
Big Spring, TX Refinery
Days in period	92	92	273	273
Products manufactured (average bpd):
Gasoline	37,331	34,163	28,885	33,040
Diesel/Jet	28,543	25,147	21,952	24,041
Petrochemicals, LPG, NGLs	2,906	2,849	2,332	3,630
Asphalt	3,739	2,033	2,570	2,193
Other	1,301	4,544	2,217	4,144
Total production	73,820	68,736	57,956	67,048
Throughput (average bpd):
Crude oil	72,719	68,011	56,948	64,314
Other feedstocks	1,987	2,117	1,673	4,126
Total throughput	74,706	70,128	58,621	68,440

Big Spring refining production margin ($ in millions), excluding SREs	$282.3	$70.9	$434.5	$163.4
Per barrel of throughput:
Big Spring refining production margin, excluding SREs	$41.07	$10.99	$27.15	$8.74
Operating expenses	$6.17	$7.20	$6.97	$7.33
Crude Slate: (% based on amount received in period)
WTI crude oil	67.2%	75.6%	68.3%	72.8%
WTS crude oil	32.8%	24.4%	31.7%	27.2%

Capture rate (3)	68.1%	50.7%	62.8%	45.4%
Krotz Springs, LA Refinery
Days in period	92	92	273	273
Products manufactured (average bpd):
Gasoline	43,904	41,867	44,592	41,999
Diesel/Jet	34,000	33,165	32,244	32,801
Heavy oils	2,190	3,864	1,914	3,899
Petrochemicals, LPG, NGLs	6,726	6,532	6,584	6,508
Other	—	—	—	—
Total production	86,820	85,428	85,334	85,207
Throughput (average bpd):
Crude oil	78,265	80,193	75,061	80,078
Other feedstocks	7,813	4,884	9,645	4,821
Total throughput	86,078	85,077	84,706	84,899

Krotz Springs refining production margin ($ in millions), excluding SREs	$297.8	$70.5	$541.0	$178.0
Per barrel of throughput:
Krotz Springs refining production margin, excluding SREs	$37.60	$9.01	$23.39	$7.68
Operating expenses	$5.26	$5.35	$5.40	$5.28
Crude Slate: (% based on amount received in period)
WTI Crude	59.2%	70.7%	66.6%	68.6%
Gulf Coast Sweet Crude	37.5%	18.1%	29.3%	24.4%
Other	3.3%	11.2%	4.1%	7.0%

Capture rate (3)	65.8%	50.4%	59.5%	51.3%
(1)     Includes sales to other segments which are eliminated in consolidation.

15 |

(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formerly known as Trading & Supply.
(3)    Defined as refining production margin, excluding SREs, divided by the respective crack spread. See page18 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	70,109	71,802	68,756	68,340
Refined products pipelines	52,240	59,679	49,680	56,442
SALA Gathering System	9,371	9,053	9,447	9,781
East Texas Crude Logistics System	31,471	31,317	31,020	30,462
Midland Gathering Assets	205,606	222,980	211,209	213,750
Plains Connection System	160,339	185,151	182,935	174,446
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	93,777	62,692	79,574	61,157
Crude oil gathering (average bpd)	150,814	153,745	145,885	137,828
Water disposal and recycling (average bpd)	108,299	87,176	108,279	110,575
Midland Water Gathering System: (2)
Water disposal and recycling (average bpd) (2)(3)	512,436	573,028	599,854	620,910

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	—	67,439	—	67,609
West Texas wholesale marketing throughputs (average bpd)	3,117	2,680	6,328	8,058
West Texas wholesale marketing margin per barrel	$9.99	$4.50	$5.41	$3.41
Terminalling throughputs (average bpd) (5)	158,907	145,808	151,423	144,629

(1) Mcfd - average thousand cubic feet per day.
(2) Consists of volumes of H2O Midstream and Gravity. Includes freshwater sales of 15,196 bpd and 84,273 bpd for the three and nine months ended September 30, 2026, respectively, and 692 bpd and 9,314 bpd for the three and nine months ended September 30, 2025, respectively.
(3) Gravity volumes in 2025 are from January 2, 2025 through September 30, 2025.
(4) East Texas Marketing agreement was terminated on January 1, 2026.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

16 |

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended September 30, 2026
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$4,203.8	$188.3	$4,392.1	$—	$4,392.1
Inter-segment fees and revenues	116.3	184.2	300.5	(300.5)	—
Total revenues	$4,320.1	$372.5	$4,692.6	$(300.5)	$4,392.1
Cost of sales	3,064.9	315.1	3,380.0	(567.4)	2,812.6
Gross margin	$1,255.2	$57.4	$1,312.6	$266.9	$1,579.5

	Three Months Ended September 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,756.7	$130.3	$2,887.0	$—	$2,887.0
Inter-segment fees and revenues (1)	85.4	131.0	216.4	(216.4)	—
Total revenues	$2,842.1	$261.3	$3,103.4	$(216.4)	$2,887.0
Cost of sales	2,451.3	210.3	2,661.6	(172.3)	2,489.3
Gross margin	$390.8	$51.0	$441.8	$(44.1)	$397.7

	Nine Months Ended September 30, 2026
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$10,633.2	$499.0	$11,132.2	$—	$11,132.2
Inter-segment fees and revenues	373.4	555.7	929.1	(929.1)	—
Total revenues	$11,006.6	$1,054.7	$12,061.3	$(929.1)	$11,132.2
Cost of sales	9,263.4	890.8	10,154.2	(836.4)	9,317.8
Gross margin	$1,743.2	$163.9	$1,907.1	$(92.7)	$1,814.4

	Nine Months Ended September 30, 2025
$ in millions (unaudited)	Refining	Logistics	Segment Total	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$7,907.3	$386.2	$8,293.5	$—	$8,293.5
Inter-segment fees and revenues	259.9	371.4	631.3	(631.3)	—
Total revenues	$8,167.2	$757.6	$8,924.8	$(631.3)	$8,293.5
Cost of sales	7,847.7	595.3	8,443.0	(535.7)	7,907.3
Gross margin	$319.5	$162.3	$481.8	$(95.6)	$386.2

17 |

Pricing Statistics	Three Months Ended September 30,		Nine Months Ended September 30,
(average for the period presented)	2026	2025	2026	2025

WTI — Cushing crude oil (per barrel)	$85.79	$65.06	$83.50	$66.74
WTI — Midland crude oil (per barrel)	$86.15	$65.76	$84.47	$67.52
WTS — Midland crude oil (per barrel)	$84.02	$64.96	$81.98	$66.83
LLS (per barrel)	$87.71	$67.25	$85.91	$69.20
Brent (per barrel)	$91.36	$68.17	$88.71	$69.91

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$63.52	$22.57	$45.50	$19.96
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$60.31	$21.68	$43.25	$19.24
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$57.11	$17.89	$39.34	$14.98

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$3.10	$1.96	$2.75	$1.96
Gulf Coast Ultra-low sulfur diesel (per gallon)	$4.24	$2.28	$3.55	$2.22
U.S. Gulf Coast high sulfur diesel (per gallon)	$3.80	$2.04	$3.21	$2.00
Natural gas (per MMBTU)	$2.89	$3.07	$3.10	$3.48
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2026	2025	2026	2025
Gross margin	$1,255.2	$390.8	$1,743.2	$319.5
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	159.7	159.0	466.0	467.6
Depreciation and amortization	71.3	66.9	213.2	205.3
Refining margin	$1,486.2	$616.7	$2,422.4	$992.4
Adjusting items
Net inventory and other LCM valuation loss (benefit)	(3.9)	39.1	(8.1)	39.2
Other inventory impact (1)	86.3	67.5	(88.6)	135.6
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	2.1	(5.8)	3.0	(1.1)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(55.1)	—	26.5	(5.5)
Intercompany lease impacts (1)	(22.1)	(28.9)	(70.1)	(89.3)
Total Adjusting items	7.3	71.9	(137.3)	78.9
Adjusted refining margin	$1,493.5	$688.6	$2,285.1	$1,071.3
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

Calculation of Net (Cash) Debt	September 30, 2026	December 31, 2025
Long-term debt - current portion	$8.5	$9.5
Long-term debt - non-current portion	3,381.3	3,223.6
Total long-term debt	3,389.8	3,233.1
Less: Cash and cash equivalents	1,335.1	625.8
Net debt - consolidated	2,054.7	2,607.3
Less: DKL net debt	2,076.6	2,333.5
Net (cash) debt, excluding DKL	$(21.9)	$273.8

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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